EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                               May 22, 2003


For further information contact:
Edward S. Wozniak
Senior Vice President, Chief Financial Officer
(317) 612-2243
ewozniak@galyans.com

           GALYAN'S REPORTS GAAP NET LOSS OF $0.15 PER SHARE FOR 2003
      FIRST QUARTER; NET LOSS, ADJUSTED FOR IMPACT OF EITF 02-16, OF $0.13
                         PER SHARE IN LINE WITH GUIDANCE


PLAINFIELD, IN - May 22, 2003--Galyan's Trading Company, Inc. (NASDAQ:GLYN) today announced financial results for the fiscal first quarter ended May 3, 2003.

Fiscal First Quarter Results

For the first quarter of fiscal 2003, the Company reported a GAAP net loss of $2.6 million, or $0.15 per share, compared with a GAAP net loss of $414,000, or $0.02 per share in the prior year's first fiscal quarter. Excluding the $282,000 (net of tax) reduction in earnings from the Company's required adoption of Emerging Issues Task Force Consensus No. 02-16 (EITF 02-16), which addresses the classification of cash consideration received from vendors as either a reduction to advertising expense or an adjustment to cost of sales, the net loss in the first quarter of 2003 was $2.3 million, or $0.13 per share, in line with the Company's most recent guidance. A description of EITF 02-16 is included in the Company's current report on Form 8-K filed with the SEC today.

As previously reported, net sales rose 14.2 percent to $129.6 million in the 2003 first quarter, from the $113.5 million reported in the first quarter of 2002. Comparable store sales decreased 6.3 percent. Gross margin decreased to
26.0 percent of net sales for the first quarter of 2003 versus 27.8 percent in the 2002 first quarter. The change in gross margin was primarily the result of higher store occupancy costs and higher markdowns. Selling, general and administrative expenses as a percent of net sales increased to 28.9 percent for the first quarter 2003 versus 28.0 percent in the first quarter of 2002. A decrease in payroll costs as a percent of net sales was more than offset primarily by higher depreciation cost and also higher costs for information systems and insurance.

Robert B. Mang, Chief Executive Officer and Chairman of the Company, commented, "The retail environment remains challenging and we are committed to focusing our priorities on improving top line sales, managing our inventory levels and expense control. We continue to believe our commitment to expanding our presence and selectively opening stores in new and existing markets will positively position us for market share gains in the future."

New Stores

During the first quarter of fiscal 2003, the Company opened new stores in Peoria, IL and Orland Park (Chicago), IL. On May 15, 2003, the Company also opened a new store in Greenwood, IN replacing the previous Greenwood store, which suffered tornado damage last year. The addition of these three stores brings the total stores in operation to 37 versus the 28 stores at this time last year.

Galyan's has signed leases for the remaining six new store locations expected to be opened in 2003, which include the Company's entry into the New York metropolitan market with two stores; one additional store in the Chicago market; and its entry into the Cleveland, Ohio; Richmond, Virginia and Omaha, Nebraska markets.

Outlook

For the second quarter, Galyan's expects sales in the range of $171 million to $177 million, which assumes comparable store sales in the low single digit negative range. EPS on a fully diluted basis is expected to be between $0.16 and $0.22. The impact of EITF 02-16 is expected to be a loss of approximately $0.02 per share on a fully diluted basis for the second quarter and is included in the second quarter outlook above.

As a result of initiatives we have in place and the fact that we are up against weaker second half comparable store sales last year, we expect improved comparable stores sales in the second half of fiscal year 2003. However, if current trends continue for the balance of the year, Galyan's would expect sales for fiscal year 2003 to be in the range of $720 million to $735 million, which assumes comparable store sales in the range of low to mid-single digit negative, and EPS on a fully diluted basis of $1.02 to $1.17. The impact of EITF 02-16 is expected to be a loss of approximately $0.07 per share on a fully diluted basis for the fiscal year 2003 and is included in the fiscal year outlook above.

Quarterly Call Information

Robert B. Mang, Chief Executive Officer and Chairman of the Company, will host the Company's quarterly conference call today, May 22, 2003, to discuss the results and outlook at 2:00 p.m. EDT. The conference call will be available to all interested parties via a Webcast from www.galyans.com, www.firstcallevents.com or by phone at (888) 381-5770.

For those who cannot listen to the live broadcast, a replay of the call will be available until 6:00 p.m. EDT on May 29, 2003, at (800) 315-4166, or over the Internet at www.galyans.com.

About Galyan's Sports and Outdoor Adventure

Galyan's is a specialty retailer that offers a broad range of products that appeal to consumers with active lifestyles, from the casual consumer to the serious sports enthusiast. Galyan's operates 37 stores in 17 states and offers outdoor and athletic equipment, apparel, footwear and accessories, as well as casual apparel and footwear.

Forward-Looking Statements

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our management involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan,"

"believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our management: risks associated with our ability to implement our growth strategies or manage our growing business, including the availability of suitable store locations on appropriate financing and other terms and the availability of adequate financing sources; the impact of competition and pricing; risks associated with our limited history of opening and operating new stores; changes in consumer demands, preferences and spending patterns and overall economic conditions; risks associated with the seasonality of the retail industry, the retail sporting goods industry and our business; the potential impact of natural disasters or national and international security concerns on the retail environment; risks relating to the regulation of the products we sell, including firearms; risks associated with the possible inability of our vendors to deliver products in a timely manner; risks associated with relying on foreign sources of production; risks relating to changes in our management information systems and risks relating to operational and financial restrictions imposed by our revolving credit facility. See our Annual Report on Form 10-K for the year ended February 1, 2003, as filed with the Securities and Exchange Commission, for a more detailed discussion of these matters and other risk factors. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


                          - Financial tables follow -


                         Galyan's Trading Company, Inc.
                      Consolidated Statements of Operations
             For the Three Months ended May 3, 2003 and May 4, 2002
                      (in thousands, except per share data)

                                                        May 3, 2003      May 4, 2002
                                                       ------------     ------------
                                                                (unaudited)
Net sales                                              $    129,564     $    113,457

Cost of sales                                                95,920           81,951
                                                       ------------     ------------

Gross profit                                                 33,644           31,506

Selling, general and administrative expenses                 37,476           31,811
                                                       ------------     ------------

Operating loss                                               (3,832)            (305)

Interest expense                                                467              506

Interest income                                                 (22)            (121)
                                                       ------------     ------------

Loss before income tax benefit                               (4,277)            (690)

Income tax benefit                                           (1,711)            (276)
                                                       ------------     ------------

Net loss                                               $     (2,566)            (414)
                                                       ============     ============

Basic and diluted loss per share                       $      (0.15)           (0.02)
                                                       ============     ============
Shares used in calculating loss per common share:

        Basic and diluted                                17,089,452       17,035,159
                                                       ============     ============
As a percentage of net sales:
        Gross profit                                           26.0%            27.8%
        Selling, general and administrative expenses           28.9%            28.0%

                                     -more-

                         Galyan's Trading Company, Inc.
                           Consolidated Balance Sheets
                        As of May 3, 2003 and May 4, 2002
                             (dollars in thousands)

                                                              May 3, 2003     May 4, 2002
                                                             ------------    ------------
                                                                      (Unaudited)
Assets

Current assets

   Cash and cash equivalents                                 $      7,213    $     11,342

   Receivables, net                                                11,228           4,301

   Merchandise inventories                                        171,876         140,894

   Refundable and deferred income taxes                             2,080           3,542

   Other current assets                                             8,698           7,538
                                                             ------------    ------------
             Total current assets
                                                                  201,095         167,617


Property and equipment, net                                       148,963         102,812

Deferred income taxes                                                 117             574

Goodwill, net                                                      18,334          18,334

Other assets, net                                                   2,166           1,333
                                                             ------------    ------------
          Total assets                                       $    370,675    $    290,670
                                                             ============    ============

Liabilities and Shareholders' Equity

Current liabilities

   Accounts payable                                          $     75,728    $     58,744

   Accrued expenses                                                32,957          27,902

   Current portion of long-term debt                                   86          10,989
                                                             ------------    ------------
            Total current liabilities                             108,771          97,635

Long-term liabilities

   Debt, net of current portion                                    48,823             282

   Other long-term liabilities                                      8,003           5,607
                                                             ------------    ------------
            Total long-term liabilities                            56,826           5,889

Shareholders' equity

   Common stock and paid-in capital, no par value                 192,113         191,383

   Notes receivable from shareholders                                (933)         (1,402)

   Unearned compensation                                              (74)           (239)

   Warrants                                                         1,461           1,461

   Retained earnings (deficit)                                     12,511          (4,057)
                                                             ------------    ------------

           Total shareholders' equity                             205,078         187,146
                                                             ------------    ------------
           Total liabilities and shareholders' equity        $    370,675    $    290,670
                                                             ============    ============

                                     -more-

                         Galyan's Trading Company, Inc.
                      Consolidated Statements of Cash Flows
             For the Three Months Ended May 3, 2003 and May 4, 2002
                             (dollars in thousands)

                                                                                May 3, 2003      May 4, 2002
                                                                               ------------      ------------
                                                                                         (unaudited)
Cash flows from operating activities:

   Net loss                                                                    $     (2,566)     $       (414)

   Adjustments to reconcile net loss to net cash from operating activities:

          Depreciation and amortization                                               5,649             3,772

          Amortization of financing intangibles                                         126               149

          Deferred income taxes                                                      (1,562)           (1,226)

          Loss (Gain) on disposal of property and equipment                              19                (3)

          Deferred rent and other non-cash expense                                    1,106               639

          Changes in certain assets and liabilities:

                 Accounts receivable                                                    245               285

                 Merchandise inventories                                            (32,883)          (29,079)

                 Other assets                                                        (3,688)             (880)

                 Accounts payable and accrued expenses                               11,125            17,760
                                                                               ------------      ------------
                  Net cash used in operating activities                             (22,429)           (8,997)
                                                                               ------------      ------------

Cash flows from investing activities:

   Capital expenditures                                                             (18,172)          (12,009)

   Decrease in net accounts payable for capital expenditures                         (5,533)           (4,559)
                                                                               ------------      ------------
                  Net cash used in investing activities                             (23,705)          (16,568)
                                                                               ------------      ------------

Cash flows from financing activities:

   Net borrowings from revolving line of credit                                      48,650                --

   Payment of financing fees                                                         (1,453)               --

   Principal payments on long-term debt and other obligations                        (6,030)               --

   Payments on notes receivable from shareholders                                        15                49

   Proceeds from sale of common stock                                                   275                88
                                                                               ------------      ------------

                  Net cash provided by financing activities                          41,457               137
                                                                               ------------      ------------

Net decrease in cash and cash equivalents                                            (4,677)          (25,428)

Cash and cash equivalents, beginning of period                                       11,890            36,770
                                                                               ------------      ------------
Cash and cash equivalents, end of period                                       $      7,213      $     11,342
                                                                               ============      ============

                                       ###